Exhibit 10.29.3

DEED OF AMENDMENT

Date:October 28, 2021

PARTY

LanzaTech NZ, Inc. (Company)

BACKGROUND

A.

The Company is party to a deed poll (the Options Deed Poll) declared by it to establish schemes enabling certain persons connected to the Company and its subsidiaries to be granted options to acquire shares issued by the Company (Options).

B.

Under the Options Deed Poll, the Company has established the LanzaTech 2006 Share Option Scheme (2006 Scheme) governed by the Options Deed Poll and the Rules Relating to the LanzaTech 2006 Share Option Scheme (the 2006 Rules).

C.

Pursuant to Section 6 of the Options Deed Poll and Section 7.1 of the 2006 Rules, the Company may modify or amend the Options Deed Poll, the 2006 Scheme, the 2006 Rules, and any award under the 2006 Scheme, in each case without the consent of any Scheme Member (as that term is defined in the Options Deed Poll), so long as the amendment does not have a substantial adverse effect on the financial position of the Scheme Member.

D.

The Company has agreed to declare this deed poll to effect and/or record certain amendments to the Options Deed Poll, 2006 Scheme, and the 2006 Rules in respect of all existing and, to the extent applicable, future holders of Options.

BY THIS DEED POLL the Company declares:

1.	AMENDMENTS
1.1

The 2006 Rules, as contemplated by clause 7.1 of the 2006 Rules and clause 6 of the Options Deed Poll; the Options Deed Poll, as contemplated by clause 6 of the Options Deed Poll; and, solely with respect to any Options issued under the 2006 Rules and outstanding as of October 28, 2021 (the Effective Date), the relevant Scheme Member Undertakings are amended, as of the Effective Date, so that, notwithstanding anything to the contrary therein:

a.

each Scheme Member must issue to the Company an exercise notice, in the form attached as Schedule 1A, which replaces the Schedule 1 in the 2006 Rules, or in such other form authorised by the Board of Company, as applicable to that Scheme Member;

b.

each such Option shall be an Option to receive one share of common stock of LanzaTech NZ, Inc. for each ordinary share of the capital in LanzaTech New Zealand Limited that was subject to the Option immediately prior to the Effective

Date, and, except with respect to the underlying equity and related terms, all material terms and conditions of each Option, including the exercise price, number of outstanding shares subject to the award, and vesting conditions, shall continue to apply to such Option and each Option shall continue to be subject to the standard terms and conditions of the Options Deed Poll and the 2006 Rules, as amended herein; and

c.

the shares to which any exercise notice relates will no longer be issued to, a nominee appointed by the board of the Company to hold such Shares as bare trustee and nominee on behalf of the Scheme Member pursuant to a nominee deed poll; instead, such shares will be issued to the Scheme Member directly on and after the Effective Date.

1.2	The Options Deed Poll is amended as follows, as of the Effective Date:
a.	Each occurrence of “LanzaTech New Zealand Limited,” including any such occurrence in the title of the Options Deed Poll, is replaced with “LanzaTech NZ, Inc.;”
b.	In clause 1.1 of the Options Deed Poll, the defined term “Business Day” is revised to read as follows:

“Business Day means, for purposes of clauses 8.2 (Mediation) and 8.3 (Arbitration) of the Options Deed Poll and clauses 7.6(b) (Mediation) and 7.6(c) (Arbitration) of the Rules governing the Lanzatech 2006 Share Option Scheme, a day on which the NZX is open for trading;”

c.	Except with respect to clauses 1.1 (Definitions), 8.2 (Mediation) and 8.3 (Arbitration), each occurrence of “Business Day” is replaced with “day;”
d.	Each occurrence of “Ordinary Shares” is replaced with “Common Stock;”
e.	In clause 1.1, the defined term “Ordinary Shares” is removed and a new defined term “Common Stock” is included, where alphabetically appropriate, to read as follows:

“Common Stock means the common stock of the Company;”

f.	In clause 1.1, the definition of “Subsidiary” is revised to read as follows:

“Subsidiary means any present or future corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain own stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one or more of the other corporations in such chain;”

g.	Clause 1.5 is removed in its entirety;

h.	Clause 1.16 is removed in its entirety;
i.	Clause 8 it amended to include flush language at the beginning thereof as follows:

“This clause 8 shall apply only to Options granted before October 28, 2021.”

j.	In clause 10.1, the Company’s Address, telephone number and facsimile number are revised as follows:

8045 Lamon Ave.

Suite 400

Skokie, IL 60077

Telephone: +1 847 324 2400

Fax: +1 847 324 2399

k.	Clause 10.3(c) is revised to read as follows:

(c)in the case of facsimile, on the day on which it is dispatched or, if dispatched after 5pm (in the place of receipt), on the next day after the date of dispatch.

1.3	The 2006 Rules are amended as follows, as of the Effective Date:
a.	Each occurrence of “LanzaTech New Zealand Limited” is replaced with “LanzaTech NZ, Inc.;”
b.	Except with respect to 7.6(b) (Mediation) and 7.6(c) (Arbitration) of the 2006 Rules, each occurrence of “Business Day” is replaced with “day;”
c.	In clause 4.2, the parenthetical that states “(as defined in the Takeovers code Approval Order 2000)” is removed;
d.	Clause 4.7 is revised to replace “Record Date” with “record date (that is used to determine the holders entitled to payments of such dividends);”
e.	Clause 4.8 is revised to replace “Record Date” with “record date that is used to determine the holders entitled to such issue;”
f.	A new clause 7.10 is add and reads as follows:

7.10 Further Instruments. The Scheme Members agree to execute such further instruments as the Company may reasonably request and to take such further action as may reasonably be necessary to exercise any Option granted hereunder.

g.	In clause 8.1, the Company's Address, telephone number and facsimile number are revised as follows:

8045 Lamon Ave.

Suite 400

Skokie, IL 60077

Telephone: +1 847 324 2400

Fax: +1 847 324 2399

h.	Clause 8.3(c) is revised to read as follows:

(c)in the case of facsimile, on the day on which it is dispatched or, if dispatched after 5pm (in the place of receipt), on the next day after the date of dispatch.

i.	The definition of Exercise Price in clause 9 is revised to replace “$1.10” with “NZD 1.10;” and
j.	In clause 9, the defined terms "Record Date" and "Listing Rules" are removed.
1.4

The Company hereby designates its authority to interpret the Options Deed Poll and the 2006 Rules in a manner that is consistent with these amendments, as necessary, to each of the Company’s officers acting alone.

1.5	The Board determined that these amendments shall not have a substantial adverse effect on the financial position of any Scheme Member.
1.6	Pursuant to the Board Consent dated October 28, 2021, the Board authorized the Company’s general counsel to prepare and execute these amendments.
2.	CONFIRMATION

In all other respects, the Company confirms the 2006 Rules and the Options Deed Poll.

3.	GOVERNING LAW

This deed will be governed by the laws of the state of Delaware.

EXECUTED as a deed by:

LanzaTech NZ, Inc. by:

/s/ Mark Burton
Mark Burton
General Counsel, LanzaTech NZ, Inc.

SCHEDULE 1A

FORM EXERCISE NOTICE

Participant:

Date:

STOCK OPTION EXERCISE NOTICE

To:	LANZATECH NZ, INC.
Attention: Legal Department

Ladies and Gentlemen:

1.

Option. I was granted an option (the “Option”) to purchase shares of common stock (the “Shares”) of LanzaTech NZ, Inc. (the “Company”) pursuant to the Company’s stock plan in effect on the date of grant (the “Plan”) as follows:

Date of Grant:

Number of Option Shares:

Exercise Price per Share:

2.	Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares, all of which are Vested Shares, in accordance with the Grant Notice and the Option Agreement:

Total Shares Purchased:

Total Exercise Price (Total Shares X Price per Share):

3.	Payments. I enclose payment or evidence of payment in full of the total exercise price for the Shares.
4.

Tax Withholding (U.S. Participants Only). I authorize any payroll withholding and otherwise will make adequate provision for the tax and social insurance withholding obligations of the Company, if any, in connection with the Option. I enclose payment or evidence of payment in full of my withholding taxes.

(Contact Plan Administrator for amount of tax due.)

5.	Investment Representations (U.S. Participants Only). In connection with the purchase of the above-listed Shares, I represent to the Company the following:
(a)

I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares. I am acquiring these securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)

I acknowledge and understand that the Shares constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. I further understand that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. I further acknowledge and understand that the Company is under no obligation to register the Shares. I understand that the certificate evidencing the Shares shall be imprinted with any legend required under applicable state securities laws.

(c)

I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions.

6.	Restrictive Legends and Stop-Transfer Orders (U.S. Participants Only).
(a)

Legends. I understand and agree that if the Company issues certificate(s) evidencing ownership of the Shares, it shall cause the legends to be placed upon any such certificate(s) that may be required by the Company or by state or federal securities laws.

(b)

Stop-Transfer Notices. I agree that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

7.

Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice, the Plan, the Company’s Certificate of Incorporation or any applicable Stockholders’ Agreements or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8.

Stockholder Consent to Electronic Transmissions. Subject to the limitations set forth in Delaware General Corporation Law § 232(e), I hereby consent to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (a) electronic mail to the electronic mail address set forth under Paragraph 9 (or to any other electronic mail address for me in the Company’s records), (b) posting on an electronic network together with separate notice to me of such specific posting or (c) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to me. This consent may be revoked by me by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

9.	Participant Information

My address is:

My email is:

10.	Binding Effect. I agree that:
(a)

the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Grant Notice, the Option Agreement, and the Plan, to all of which I hereby expressly assent; and

(b)	this Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I understand that I am purchasing the Shares pursuant to the terms of the Plan, the Grant Notice and my Option Agreement, copies of which I have received and carefully read and understand. I consent to becoming a holder of the Shares.

I expressly undertake, if and to the extent so required by the Company, to enter into any applicable Stockholders’ Agreements and to execute any other documents which the Company considers are necessary or desirable, in each case, prior, and as a condition, to the issue of any Shares to me.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

LANZATECH NZ, INC.

By:

Title:

Dated: